Exhibit 10.30

Financial Leasing Contract

Contract Number: ____________

Party A (Lessor): Hunan Ruixi Financial Leasing Co., Ltd.

Social Credit Unicode: 91430100MA4PDEM573

Address: Rm. 723, Bldg. 3A, Jinke Times Center, Xiangyang Road, Economic and Technological Development Zone, Changsha

Tel.:

E-mail:

Party B (Lessee):

Address:

ID Number:

Tel.:

E-mail:

Party C (Guarantor):

Address:

ID Number:

Tel.:

E-mail:

Article 1 General

In accordance with the relevant laws and regulations of the Contract Law of the People's Republic of China, in the principle of honesty and trustworthiness, and on the basis of equality and voluntary consultation, Party A, Party B and Party C hereby voluntarily enter into this Contract so that Party A shall provide the vehicle leased under this Contract for Party B and Party C shall render joint liability guarantee to Party A for the financial leasing of Party B.

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Article 2 Representation and Warranty

Party A, Party B and Party C respectively make the following representations and warranties, which remain valid for the duration of this Contract.

(I) Representations and Warranties of Party A:

1. Party A is a company legally established and validly existing under the Chinese law. It has an independent legal person status and has the right to engage in the business it is currently engaged in and to own its property.

2. Party A has the right to execute and perform this Contract and other related documents to which it is a party, and has obtained internal authorization and approval for the execution and performance.

3. After this Contract and other related documents to which it is a party are signed by Party A, they are legally binding on Party A and may be enforced in accordance with their terms.

4. The execution and performance of this Contract by Party A will not conflict with any agreement or document to which Party A acts as a party.

(II) Representations and Warranties of Party B and Party C:

1. If Party B and Party C are enterprises or public institutions, they represent and warrant as follows:

(1) Party B and Party C are legal organizations registered and established and valid existing in accordance with the laws of China and have independent legal status. They have the right to engage in the business they are currently engaged in and to own their property;

(2) Party B and Party C have the right to execute and perform this Contract and other related documents to which they are a party and have obtained internal authorization and approval for the execution and performance;

(3) Party B and Party C warrant that all financial statements issued by them are in compliance with relevant Chinese laws and regulations and truly and objectively indicate the financial status of Party B and Party C and that all documents and information provided by Party B and Party C are true, valid, complete and accurate, without any concealment;

(4) Party B and Party C promise that they will notify Party A in writing three days in advance before subcontracting, leasing, joint-stock reform, merger, joint venture (cooperation), separation and establishment of branches and subsidiaries, transfer of property rights, substantial increase of debt, external guarantees, change of business registration information and other acts that may have possible influence on the rights of Party A;

(5) Party B and Party C agree to engage other guarantors according to the requirements of Party A;

(6) During the term of lease, Party B and Party C shall strictly observe all laws and regulations of the nation and be liable for all liabilities and economic losses arising from traffic accidents, violations of regulations and illegal activities.

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2. If Party B and Party C are natural persons, they represent and warrant as follows:

(1) They have full capacity for civil conduct;

(2) They have the ability to enter into this Contract and perform the obligations under this Contract;

(3) They agree to engage other guarantors according to the requirements of Party A;

(4) During the lease period, they will strictly follow all laws and regulations of the nation and bear all liabilities and economic losses arising from acts such as traffic accidents, violations of regulations and illegal activities.

3. After the Contract and transaction documents are signed by Party B and Party C, they shall be legally binding on Party B and Party C and may be enforced in accordance with their terms.

4. The signing and performance of this Contract by Party B and Party C will not conflict with any agreement or document to which Party B or Party C is a party. In case of conflict, regardless of the time of signing, this Contract and its supplement agreements shall prevail.

5. If above representations and warranties are materially inconsistent with the actual situation, they will be treated as material breach of contract.

Article 3 Vehicle Information, Lease Term and Rent

Party A shall provide the leased vehicle selected and confirmed by Party B to Party B for use according to Party B's selection of the leased vehicle. Party B independently selects the leased vehicle hereunder without relying on Party A's skills or Party A's intervention. Party B independently confirms the brand, model, configuration, color and price of the leased vehicle. The vehicle information, lease term and rent are as follows:

Item	Content of Agreement
Vehicle make
Vehicle model and configuration
Vehicle color
Vehicle frame number
Engine number
Term of lease	From to
Months of lease term	______months
Total tax-included contract amount	RMB_________ (in words: RMB_____________________________________YUAN)
Total contract amount (tax-excluded)	RMB_________ (in words: RMB_____________________________________YUAN)
Down payment	RMB_________ (in words: RMB_____________________________________YUAN)

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Item	Content of Agreement
Rent for each period	RMB_________ (in words: RMB_____________________________________YUAN)
Date of payment for rent of each period	Vehicle delivery☐ Current month /☐ From next month, paid before the ☐ 3rd/ ☐18th day each month
Lease deposit	RMB_________ (in word: RMB_____________________________________YUAN)
Party A collects special account information for rent and other expenses	Company Name: Hunan Ruixi Financial Leasing Co., Ltd. Bank of Deposit: Bank of Changsha Co., Ltd. Liuyang Economic Development Zone Sub-branch Account Number: **********************

1. Party B applies for a savings card to the bank designated by Party A (hereinafter referred to as “Party B’s Account”) or Party B authorizes Party A to apply for a new savings card to the designated bank. Party B shall pay the rent in full to Party B’s Account for Party A to entrust the designated party to withhold in accordance with the rent payment method as stipulated in this Contract. The savings card information is as follows:

Account Name:

Bank of Deposit:

Account Number:

2. Where Party B fails to pay Party A the full amount of rent of each period within the time limit stipulated in this Contract, it shall be deemed that Party B fails to perform the obligation to pay the rent for the relevant period.

3. In addition to the payment method specified in Paragraph 1 of this Article, Party B may also choose to make payment to Party A’s finance department or make transfer to Party A’s designated account. In time of payment or transfer, Party B shall inform Party A’s financial personnel of the contract number and Party B’s name and request the receipt from Party A’s financial personnel after payment. The amount paid by Party B and the date of payment shall be subject to the receipt issued by Party A.

4. In the process of contract performance, Party B may submit a written application to Party A to change the term of lease of this Contract and the rent for each period, and then Party A should decide whether to accept the change. If Party A agrees to make the change, Party A, Party B and Party C shall agree on the new term of lease and the rent. Party A, Party B and Party C shall re-sign a written agreement as the amendment to this Contract.

5. During the performance of the Contract, Party B may pay any installments of rent not less than the current due payment before the current payment date specified in this Contract but may not require Party A to reduce the rent on the grounds of paying the rent in advance.

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6. During the term of lease, where there is a need to change the rent as the national government increases or reduces relevant taxes, change the tax rate and bank interest rate, Party A has the right to notify Party B of the change and propose a new rent by mobile phone text message or other means and begin to implement the new rent from the next month after the nation announces such adjustment. Party B must acknowledge the change and promise to pay.

7. Party A has the right to transfer its creditor’s rights against Party B to a third party. Party B agrees that Party A notifies Party B of such transfer through a text message to the contact telephone number specified in the Contract or other means.

8. Party B shall bear all expenses such as fuel, toll charge, maintenance and repair, penalty for violation of regulation, vehicle insurance, parking fee, taxes, and administrative fees incurred during the term of lease. If Party A suffers losses due to the preceding matters, Party B shall compensate Party A for its losses.

Article 4 Deposit

1. Upon the signing of this Contract, Party B shall pay Party A the financial lease deposit agreed by both parties on the date of signing this Contract, which shall be used as the guarantee for Party B to perform its obligations under this Contract. The amount shall be as stipulated in the foregoing part of this Contract.

2. The financial lease deposit bears no interest. If Party B breaches this Contract, Party A may use any part of the deposit to exercise the remedy or compensate for the loss. Where Party B fully performs its contractual obligations hereunder and has no breach of contract, Party A shall return Party B the deposit or allow Party B to offset all or part of the final rent when the financial lease expires.

3. Where Party B violates the provisions of the third paragraph of Article 19 of this Contract, Party A shall not refund the deposit and shall not exempt Party B from the liability for breach of contract to Party A. Party A has the right to first pay the expenses incurred from the collection from and management of Party B with the deposit, and when the deposit reduces due to deduction, Party B shall make up the difference within three days. Otherwise Party B shall be deemed to have materially breached the contract.

4. If Party B proposes to terminate or rescind this Contract before the expiration of the term, the deposit will not be refunded regardless of whether Party A agrees or not.

Article 5 Contract Price and Validity

1. This Contract shall take effect from the date when Party A stamps its seal onto it and Party B and Party C sign or stamp their seals onto it.

2. The terms concerning Party B on applying for leased vehicles, deposit, first-installment rent, term of lease, total rent, repayment date of each period, designated repayment debit card number and insurance are detailed in this Contract, and Party B voluntarily follows the stipulations agreed in the Contract. This Contract shall be delivered in person by the financing consultant. The provisions of the Contract shall become effective, irrevocable and may not be modified from the date of signing by Party B and Party C.

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3. Party B and Party C ensure that the address and contact information stated in this Contract are true and valid. Where this Contract is delivered to Party B and Party C by Party A by post based on the above address and contact information and is received, Party B and Party C hereby confirm that it shall be deemed to have received. Party B and Party C shall carefully read the mail received. If Party B and Party C raise no objection within seven days after receiving the mail or Party B has made repayment in accordance with the Contract, Party B and Party C shall be deemed to accept and be willing to follow the provisions of this Contract.

Article 6 Ownership of Leased Vehicles

1. During the term of lease, before Party B has fulfilled all the obligations under this Contract, the ownership of the leased vehicle belongs to Party A, the leased vehicle is registered under the name of Party A and all taxes, fees and insurance premiums concerning the vehicle shall be paid by Party B in the name of Party A.

2. When Party B performs this Contract, Party B has the right to legally use the leased vehicle. After Party B fulfills all the obligations hereunder and settles all the payables arising under this Contract to Party A, the leased vehicle hereunder can be purchased by Party B at the price of RMB 1 (in word: RMB ONE YUAN ONLY). If Party B purchases it in accordance with the Contract, the ownership of the leased vehicle shall be transferred to Party B. Party A shall cooperate with Party B to handle the vehicle transfer registration formalities and the corresponding expenses shall be borne by Party B.

3. During the term of lease, Party B shall not express or imply that it is the owner of the vehicle or make others reasonably consider Party B to be the owner of the vehicle. Without the written consent of Party A, Party B shall not sell, mortgage, pledge, sublease, transfer, gift, make investment with, dismantle the positioning device of, renounce possession of or otherwise dispose of the leased vehicle nor have any other violation of the ownership of the leased vehicle or use the leased vehicle to engage in illegal activities. If Party B has the above-mentioned act that constitutes breach of contract, Party A has the right to take back the leased vehicle.

4. During the lease period, Party A or the agent entrusted by Party A has the right to check the use and integrity of the leased vehicle, in which case Party B shall provide all conveniences. Without the written consent of Party A, Party B shall not make any substantial modification or installation of the leased vehicle. If Party B changes the leased vehicle privately, the parts, accessories, equipment and facilities installed on the leased vehicle will automatically become part of the leased vehicle and be owned by Party A, and Party A has no need to make any compensation, and the rent will not be adjusted therefor. If Party B’s random refitting causes depreciation of the vehicle or causes other losses to Party A, Party B shall be liable for compensation.

Article 7 Delivery and Acceptance of the Leased Vehicle

1. During the lease period, the license plate of the leased vehicle shall be registered in the name of Party A. Before the leased vehicle is delivered to Party B, relevant formalities for registration with relevant authority shall be completed and Party B agree that during the term of lease Party A has the right to mortgage the leased vehicle to the designated bank or other institutions. Party B shall cooperate if needed.

2. Party A and Party B agree that the vehicle should be delivered on _______________ and Party A will notify through phone call or text message, as designated by Party B, the notice to pick up the vehicle. The contact information of Party B is specified in this Contract. In case of any change to the contact information, Party B shall promptly notify Party A in writing.

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3. On the day of delivery of the leased vehicle, Party B shall check the items delivered with the leased vehicle and sign the Confirmation of Delivery of the Leased Vehicle. If Party B fails to sign the Confirmation of Delivery of the Leased Vehicle and submit it to Party A or Party A’s entrusting party after obtaining the leased vehicle and fails to provide reasonable causes, it shall be deemed that it has checked and has no objection to the leased vehicle and the articles delivered together with the vehicle.

4. After Party A delivers the leased vehicle to Party B, the risk liability for the leased vehicle will be transferred to Party B. During the term of lease, the risk of damage, loss, theft, force majeure and other accidents of the leased vehicle (including but not limited to traffic violations, illegal accidents, traffic accidents or other personal, property, fines liabilities and the losses caused to Party A by the use of vehicles) shall be fully borne by Party B.

5. In the case that Party A provides the vehicle in accordance with Party B's needs, Party B shall not refuse to accept the leased vehicle for any reason. The relevant provisions for the term of lease and the rent shall not be affected whether there are other reasonable causes or not.

Article 8 Use and Custody of the Leased Vehicle

1. Party B promises to abide by the traffic regulations when using the financially leased vehicle and ensure driving with driver license and valid insurance. It shall bear the legal responsibility during the use of the vehicle. Otherwise, Party A has the right to temporarily withhold the vehicle until the elimination of such unsafe hidden dangers, and Party B shall pay the rent normally during the period.

2. Where the leased vehicle or its setting, custody, use and operation cause personal injury or property damage to third parties, Party B shall be fully liable for compensation. Where a third party’s claim to Party A results in Party A’s loss (including but not limited to the compensation paid by Party A, the legal costs, lawyer's fees, travel expenses and other reasonable expenses and expenses arising from handling the dispute), Party B shall compensate for Party A’s loss.

3. During the lease period, without the written consent of Party A, Party B shall not use the leased vehicle to engage in transportation that does not conform to its function and may not disassemble or scrap the vehicle.

4. During the period that Party B occupies and uses the leased vehicle and before the debts owed to Party A are fully settled, Party B shall promptly accept the punishment for the traffic violations caused by the leased vehicle and bear the fines, point deductions, failure of ownership transfer therefrom. Where the leased vehicle is detained due to Party B's reasons, Party B still needs to pay the rent in accordance with this Contract. Where Party A suffers losses therefrom, Party B shall be liable to Party A for compensation.

5. Party A shall not be responsible for the quality assurance of the leased vehicle but shall cooperate with Party B to recover from the supplier as to the defects of the leased vehicle that really exist and should be attributed to the supplier’s liabilities. Party A's cooperation is limited to providing transaction documents for purchase of the leased vehicle and transferring part or all of the right of recourse to Party B. Party B shall not require to change or refuse to perform its due responsibilities or obligations hereunder on the ground that the leased vehicle has defects. Party A shall not be bound by any representation, guarantee or commitment made by the supplier to Party B and shall not be held responsible for it.

6. Party B shall carefully and properly store and use the leased vehicle in accordance with the vehicle operating instructions, operation manuals and general industry standards within the agreed location, use qualified personnel to operate the vehicle and ensure that the vehicle is in good working condition.

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7. If the leased vehicle is at risk of damage, loss, theft, force majeure, etc. during the term of lease, Party B shall not be exempted from its obligation of paying rent to Party A in accordance with this Contract. At the same time, Party B shall restore or repair the vehicle to a state in which it can be fully used. If the parts need to be replaced, Party B shall purchase the parts of the same status, performance or value as those of the leased vehicle at Party B’s own expense.

8. To ensure the safety of the leased vehicle, a GPS system shall be installed. Party B promises not to modify or disassemble the system during the term of lease and not to block the GPS signal. Otherwise, it shall be regarded as Party B’s default, and Party A has the right to take back the vehicle. If the GPS system does not function well during the term of lease and Party B fails to cooperate with the repair within 24 hours after receiving the reminder from Party A, Party A shall have the right to take back the vehicle for the maintenance of GPS.

Article 9 Special Agreement on Vehicle Repair and Maintenance

1. During the warranty period of the leased vehicle, Party B shall perform repair and maintenance at the maintenance place designated by Party A. If Party B fails to perform repair and maintenance at the maintenance place designated by Party A, Party B shall be in breach of contract, in which case, Party A may request Party B to perform secondary maintenance at the designated maintenance place, with all the expenses incurred borne by Party B. Where Party B needs to entrust Party A to handle the maintenance and repair of the vehicle on behalf of Party B, it shall inform Party A at least one working day in advance. If Party B fails to properly keep and regularly use the leased vehicle or fails to maintain and repair the vehicle according to the maintenance requirements, thus leads to the loss of the leased vehicle, Party B shall be liable to Party A for compensation.

2. The dispute arising from the quality of the leased vehicle and the repair service shall be settled by negotiation between Party B and the supplier and the maintenance service organization. Regardless of the result of the settlement, Party B’s obligation to pay rent and payables to Party A shall not be affected.

3. Parts that are installed or replaced on the vehicle due to repair, maintenance, etc. are an inseparable part of the vehicle and are owned by Party A.

Article 10 Agreement on the Insurance and Other Expenses Concerning the Leased Vehicle

1. If the insurance premium and purchase tax of the leased vehicle during the term of lease are paid by Party A entrusted by Party B, they shall be borne by Party B. Party A shall make itself as the insured and the beneficiary to cover the insurances for the leased vehicle according to the insurance types and insurance amounts specified below, and the expenses shall be borne by Party B:

1) Compulsory insurance for traffic accident of motor-driven vehicle	*Compulsory	6) Carrier's liability insurance ≥RMB 0.5 million	*Compulsory
2) Vehicle damage insurance (not less than the new car purchase price)	*Compulsory	7) Robbery and theft insurance	*Compulsory
3) Third party liability insurance of motor-driven vehicle ≥RMB 1 million	*Compulsory	8) Glass breakage insurance	Optional
4) Accident excess reduction for above insurance types 2) and 3)	*Compulsory	9) Spontaneous combustion insurance	Optional (*Compulsory for vehicles with vehicle age of more than three years)
5) Insurance for special repair at 4S store	Optional	10) Other insurances selected by Party B	Optional

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2. The insurance types specified in the above table are only the minimum requirement for the insurance for the leased vehicle. Party B can increase the insurance types and the insurance amount according to its own risk tolerance capacity. The leased vehicle shall be insured for a period not less than the term of lease of the vehicle hereunder.

3. The documents for the leased vehicle such as insurance contracts, insurance policies, insurance invoices, etc. shall be kept by Party A.

4. If the leased vehicle is renewed during the term of lease, Party B shall pay the insurance premium to the account designated by Party A seven days before the due date of the current insurance, and Party A shall handle the renewal procedure on its behalf.

5. As the insured and beneficiary in the insurance, Party A has the right to offset the due obligation of Party B with insurance indemnity when Party B fails to perform its obligations as stipulated in this Contract. After the insurance indemnity offsets the payment, Party A or the third party designated by Party A has the right to claim compensation from Party B.

6. During the lease period, if there is a traffic accident, Party B shall immediately notify the insurance company and Party A. Party B is responsible for collecting relevant information and proofs for handling claim settlement with insurance companies. If the loss is caused by the delay of Party B, Party B shall be liable for compensation.

7. During the possession and use of the leased vehicle by Party B, Party B shall bear responsibility for the safety of the leased vehicle. Party A shall not bear any joint or advance payment liability; Party B shall be responsible for bearing the loss or deficiency after the insurance indemnity as to the economic compensation liability for the leased vehicle and other property and personal loss caused by accident or other reasons.

8. Party B shall bear the losses arising from vehicle repair or ceased operation caused by the improper use by Party B or accident. Party B still needs to pay the rent during the ceased operation period.

9. When the term of lease expires, if Party B continues to use or occupy the vehicle, it shall continually bear the insurance premium for the leased vehicle and submit it to Party A for insurance coverage. If Party A makes payment in advance, Party B shall make payment to Party A. Party B shall also pay Party A the rent in accordance with the rent amount and payment period stipulated in this Contract. Otherwise, all risks and consequences arising therefrom shall be borne by Party B.

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Article 11 Agreement on the Loss of the Leased Vehicle

During the term of lease, if the leased vehicle is damaged, lost, defrauded, sublet, stolen or lent by Party B after it loses control of the leased vehicle, even if Party B has no mistake or fault for the accident itself and its result, it will not exempt or reduce Party B’s compensation obligations to Party A. After the above-mentioned circumstances such as loss occur, Party B shall promptly notify Party A and assist to report the case to the police department and the insurance company. Party B also shall compensate Party A for the loss, which shall be based on the difference between the total unpaid rent for the leased vehicle and the insurance indemnity. After Party B performs its compensation obligation, this Contract terminates and Party A shall return the lease deposit to Party B without interest.

Article 12 Vehicle Take-back

1. Party B agrees that Party A may, by itself or by authorizing a third party, take measures to take back the leased vehicle for re-disposal if Party B delays the rent payment or loses the ability to pay before the total contract value is fully paid and the proceeds will be used to settle the payables to Party A by Party B hereunder, including but not limited to, the rent, interest, penalty interest, liquidated damages for the remaining term.

2. If the proceeds are insufficient to repay the amount payable by Party B, Party B shall make up the difference within seven days from the date of receiving Party A’s notice. Party B shall cooperate with Party A’s vehicle disposal behavior and waive all defenses (including but not limited to the vehicle take-back behavior, collected vehicle disposal price and son on). The liabilities and losses caused by the lessor taking measures to recover the vehicle shall be borne by Party B.

Article 13 Guarantee

1. Way of Guarantee: Party C voluntarily provides Party A with irrevocable unlimited joint liability guarantee for Party B to perform all obligations under this Contract and its annexes. Party C acknowledges that, at the time of guarantee, it fully acknowledges the contracting and operating conditions of both Party A and Party B. This guarantee is independent, irrevocable and ongoing. The guarantor’s guarantee responsibility may not be modified by the invalidity or revocation of this Contract, nor is it modified by the lessee and the guarantor’s behavior of changing their own management or operation system.

2. Scope of Guarantee:

(1) The rent, liquidated damages, damage awards and other payables that Party B need to pay hereunder as well as legal cost, attorneys' fees and other expenses paid by Party A for the realization of the creditor's rights as agreed in this Contract;

(2) The investigation charge, litigation fee, notary fee, attorney's fee, insurance premium and preservation fee for Party A to realize the creditor's rights as well as possible prepayments and other expenses for Party A. Where this Contract stipulates the specific amount, it shall be followed. If the specific amount is not stipulated in this Contract, the receipts issued by the relevant units to Party A or the legal documents in force shall prevail.

3. If Party B fails to perform or fails to fully perform the obligations stipulated in this Contract, Party C shall perform on behalf of Party B to Party A within five working days after receiving the notice from Party A, and Party C guarantees to waive any right of defense.

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4. Guarantee Period: It begins from the effective date of this Contract and ends when the rent that should be paid by Party B to Party A hereunder and possible liquidated damages and losses are fully settled.

5. The parties agree that if Party B has bankruptcy proceedings and if, in the bankruptcy proceedings, Party B and other creditors reach a settlement agreement or propose a reorganization plan, Party A’s rights under this Contract shall not be affected due to the settlement agreement or the reorganization plan and Party C’s guarantee liability will not be relieved. Party C shall not compete against Party A’s claims for rights under the conditions stipulated in the settlement agreement or the reorganization plan. If Party B and Party C have legal defense rights, Party B and Party C are willing to give them up. For the parts that are not paid off despite Party A’s concessions to Party B in the settlement agreement or the reorganization plan, Party C shall still bear the guarantee liabilities.

6. Party C’s guarantee under this Contract is continuing. Its continuity is not affected by any disputes, claims or legal procedures nor shall be changed by the Party B’s bankruptcy, inability to repay, loss of enterprise qualification, amendment of articles of association, or any essential changes or transfer of debts to a third party.

7. When Party C loses its guarantee ability, Party B shall promptly inform Party A and provide a new guarantee approved by Party A; otherwise Party A may request Party B to pay all the rent in advance.

Article 14 Prepayment

If Party B makes prepayment in advance during the term of lease, the repayment amount is equal to the total tax-included amount in this Contract minus the total amount repaid by Party B. Before transferring the ownership of the leased vehicle to Party B. Party B shall pay the vehicle purchase price of the vehicle RMB 1 (In words: ONE YUAN ONLY) and Party A shall cooperate with Party B to handle the vehicle transfer registration formalities, with the corresponding expenses borne by Party B.

Article 15 Special Authorization

During the performance of this Contract, Party B authorizes Party A and the designated bank or institution to investigate in a legal manner the various types of information of Party B and Party B’s family members (applicable to Party B as an individual), including the credit report obtained through the People’s Bank of China Credit Information Basic Database. At the same time, Party A and the designated bank are authorized to share the above-mentioned information authorized by Party B through investigation.

Article 16 Commitment on Information Authenticity

Party B and Party C understand that the information and data provided to Party A are the important judgment basis for Party A, Party B and Party C to enter into this Contract. Party B and Party C guarantee the authenticity of various application data and information provided to Party A during its application and contract performance. If Party B and Party C provide false application materials and information, Party A has the right to terminate this Contract, and Party B and Party C shall be liable for compensation for the losses arising therefrom.

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Article 17 Obligation to Inform

Party B shall inform Party A when the following circumstances occur:

1. Party B’s permanent address, domicile, private telephone number and working telephone number change.

2. Party B changes employer or becomes unemployed.

3. The business address of Party B’s self-operated business is changed and Party B’s self-operated business is stopped or closed.

4. The marital status of Party B has been changed.

5. The vehicle is seriously damaged, lost or in other similar situations or seized, sealed up, confiscated, compulsorily occupied or subject to the similar measures taken by government agencies, other institutions or individuals.

6. The above situation of the spouse of Party B has changed.

7. Party B is subject to compulsory measures or execution of penalties for criminal liability.

8. If Party B is an enterprise or institution, it shall promptly inform Party A of the equivalent information as stipulated in this Article.

Article 18 Notice

1. Notices, consents or other communications under this Contract must be written in Chinese and delivered in person, recognized international express, registered mail or fax at the address below or other address or fax number notified by both parties.

Party A:

Contact:

Tel:

Email:

Fax:

Address:

Party B:

Contact:

Tel:

Email:

Fax:

Address:

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Party C:

Contact:

Tel:

Email:

Fax:

Address:

2. All notices or other communications sent to any party under this Contract shall be deemed to be officially delivered or made at the time of submission (if delivered by hand or mailed) or upon receipt (if sent by fax). Notices or other communications received at the receiving place on non-working days or during non-working hours shall be deemed to be served on the next business day of the place.

3. Timely Notification of Address Change

If a party changes any of the specifics described in Paragraph 1 of this Article, it must notify the other party in writing before the change takes effect.

Article 19 Liability for breach of contract

1. Party B shall, in accordance with the provisions of this Contract, deposit the payable amount of each period into the designated debit card by this Contract on a monthly basis or otherwise pay in accordance with the Contract. If Party B fails to pay the current payables according to the specified time, it shall pay the overdue interest to Party A equal to 3‰ of the overdue rent each day.

2. During the term of the lease, if the number of unhandled violations of the leased vehicle reaches 5 or the deducted points reaches 12 or above and Party B still fails to handle it within one month after the notice of Party A, Party A has the right to use the rent of the current month as the priority for dealing with the traffic violation, and the overdue liability therefrom shall be borne by Party B. If the rent for the current month is insufficient to cover the fines for traffic violation, Party A shall be entitled to have deduction from the deposit paid by Party B. If Party B have traffic violations before Party A handles the mortgage registration and Party B’s failure to handle them in the first time results in Party A’s registration failure due to the existence of traffic violation, Party A is entitled to recover the vehicle.

3. If any of the following circumstances occurs, it shall be deemed a material breach of contract by Party B. In that case, Party A may terminate this Contract, take back the leased vehicle and dispose of it by itself, all the money paid by Party B will not be refunded, and Party B will be required to pay the amount due for each period and liquidated damages equal to 20% of the total tax-included contract value. If Party A is unable to take back the vehicle due to Party B’s reasons, Party B shall pay Party A tax-included contract value minus total rent paid by Party B plus RMB 1. All the expenses resulting from Party A’s realization of creditor’s rights, including but are not limited to legal cost, legal fee and travel expenses, shall be borne by Party B. In the case of a crime, Party A has the right to report the case to the police department.

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(1) Party B fails to pay the installment according to the stipulated time and it is 15 days past the due date or there are two cumulative late payments;

(2) Party B is involved in litigation or causes the lease of the vehicle to be seized and impounded by judicial departments, such as public prosecutor’s office, due to the deterioration of Party B’s assets;

(3) Before Party B fails to pay the amount due in accordance with this Contract, Party B sells, mortgages, pledges, subleases, transfers, makes investment with or otherwise dispose of the leased vehicle without Party A’s written consent;

(4) Without Party A’s consent, Party B transfers, conceals, disassembles or illegally modifies the leased vehicle or conceals, disassembles, destroys or otherwise invalidates the attachments to the leased vehicle, resulting in that Party A be exposed to the risk of losing the control over the leased vehicle;

(5) Party B has an abnormal movement in the use of the vehicle, or the contact information is incorrect or Party B cannot be reached;

(6) Party B dismantles or destroys GPS equipment without the permission by Party A, or Party A informs Party B to go to the designated place to inspect GPS equipment but Party B refuses;

(7) Party B misrepresents or conceals facts in documents, such as application documents;

(8) Party B fully or partially loses its capacity for civil conduct or dies, and its guardian or heir fails to perform the Contract as agreed;

(9) Party B has other situations that will or may lead to the loss of capability to pay debts, including but not limited to:

A. Party B’s income has deteriorated significantly;

B. Party B is involved in criminal cases, economic disputes or other legal disputes;

C. Other debts due are not repaid; or

D. Other circumstances in which the contract performance ability is lost.

(10) Without the consensus, Party B unilaterally terminates this Contract;

(11) Party B violates other obligations as stipulated in this Contract.

4. If Party B’s failure to pay Party A insurance premium during the term of lease that results in Party A’s advance payment thereof, Party B shall pay the overdue interest to Party A equal to 3‰ of the overdue amount each day.

5. If Party A has the right to terminate this Contract in accordance with the provisions of this Contract, within ten days after Party A sends a reminder notice to Party B, Party B shall pay in full each installment of payables that are overdue, each installment of payable that have not expired but are deemed to be expired, liquidated damages and all other payments due but unpaid by Party B to Party A.

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6. If Party B defaults, Party A has the right to include the breach of contract information in the People’s Bank of China’s Credit Information System, and Party B shall bear the consequences therefrom.

7. If Party B is slack to its due credit right and causes losses to Party A, Party A may request the people’s court at the place where the contract is signed to exercise the subrogation right in its own name. Party B shall bear such expenses from Party A’s exercise of the subrogation right as legal cost, attorney’s fee and travel expense.

8. Where Party B waives its creditor’s right or is not able to transfer property, which causes damage to Party A, Party A may, in its own name, request the people’s court of the place where the Contract is signed to revoke Party B’s waiver behavior. Where Party B’s property transfer at an obviously unreasonable low price causes damage to Party A, and the transferee knows or should know the situation, Party A may, in its own name, request the people’s court of the place where the Contract is signed to revoke Party B’s transfer behavior. Party B shall bear such expenses that result from Party A’s exercise of the right of cancellation as legal cost, attorney’s fee and travel expense.

9. When Party A exercises statutory discharge or can unilaterally terminate the Contract according to the Contract, if Party A chooses to take back the leased vehicle, Party B shall pay the rent due but unpaid, the penalty for traffic violation during the term of lease, the damages caused to Party A and other expenses that should be borne by Party B and liquidated damages equal to 20% of the total tax-included contract value to Party A.

Article 20 Confidentiality Liability

1. Party B and Party C shall keep confidential Party A’s trade secrets obtained by during the performance of the Contract (not limited to business, finance, technology, product information, customer information, other documents marked as confidential, undisclosed information and all information in this Contract). Without the written permission of Party A, no party shall disclose such information to other parties; otherwise, it shall be liable for breach of contract and compensate for the loss.

2. This confidentiality article is permanently valid and is not subject to the validity of this Contract.

Article 21 Others

1. This Contract is a financial lease contract. All parties have carefully read all the terms of this Contract and take reasonable measures to draw the attention of other parties to the terms on exempting or limiting their responsibilities hereunder, and relevant terms are explained in accordance with the requirements of other parties. Matters not covered in this Contract are implemented in accordance with relevant laws and regulations. Where no provisions are made in accordance with laws and regulations, Party A and Party B may reach a written supplemental agreement through negotiation, which has the same legal effect as this Contract.

2. The annexes to this Contract and the relevant documents issued by Party B to Party A, including but not limited to, the power of attorney, commitment letter, confirmation letter, payment form and application form, are all part of this Contract and have the same legal effect as this Contract.

3. Party B has no right to terminate or discharge the financial leasing contract. If Party B requests to cancel the legal relationship under this Contract in advance due to special reasons, Party A has the right to review the request and decide whether to agree. The legal relationship under this Contract may not be lifted without the written consent of Party A.

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4. As for all disputes concerning this Contract, if the negotiation thereon fails, Party A, Party B and Party C agree to the jurisdiction of the people's court of the place where Party A is located.

5. When performing this Contract, Party A, Party B and Party C shall contact each other and send notices by letter or email. The address of the service shall be the contact address or e-mail address of the party specified in this Contract. If Party A exercises the statutory right of rescission in accordance with this Contract or agrees to terminate the Contract, it shall send a written letter via express mail or registered mail of rescission /termination to Party B to the address specified in this Contract B, which shall be deemed to have been delivered and the Contract shall be terminated. In addition, notification can also be made in the form of e-mail or text message, which will be deemed to be delivered to Party B on the third day after the above notice is sent.

6. The original of and the annex to this Contract are made in quintuplicate, with Party A holding three copies and Party B and Party C each holding two copies, which have the same legal effect. The other required copies shall be agreed upon by both parties.

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There is no text below, which are the annex to and signature page of this Contract:

Party A (Lessor) (Seal):

Legal Representative (or Authorized Representative) (Signature):

Date of Contract Signing:

Party B (Lessee) (Signature and Seal)

Date of Contract Signing:

Party C (Guarantor) (Signature and Seal)

Date of Contract Signing:

Place of Contract Signing: Ruixi Auto Store at No. 777, Section 2, South 2nd Ring, Yuelu Street, Yuelu District, Changsha City, Hunan (Opposite to Sunshine 100)

Annex:

The legally valid identification documents of the parties to the Contract (the legal person is the copy of the business license affixed with the company's official seal, the natural person is the copy of the ID card with signature)

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